Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Encorium Group, Inc. on Form S-8 (File Numbers 333-139337, 333-138305, 333-115737 and 333-37756) and Registration Statements on Form S-3 (File Numbers 333-139628, 333-44096 and 333-143576) of our report dated March 26, 2008, relating to the financial statements and financial statement schedule of Encorium Group, Inc., appearing in this Annual Report on Form 10-K of Encorium Group, Inc. for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania

March 26, 2008